Exhibit 99.1

FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED SERVICE AGREEMENT

This First Amendment (the “First Amendment”) entered into February 28, 2023 is to the Fourth Amended and Restated Service Agreement dated June 1, 2022, (the “Agreement”),  by and between Comenity Servicing LLC, (“Servicer”) a Texas limited liability company, with its principal place of business at 3095 Loyalty Circle, Columbus, OH 43219, and Comenity Bank, (“Bank”) a Delaware state bank, with its principal place of business at One Righter Parkway, Suite 100, Wilmington, DE 19803.

RECITALS

WHEREAS, Servicer provides certain services to Bank pursuant to the Agreement;

WHEREAS, Bank and Servicer now desire to amend the Agreement as stated below.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1.     Section 1.1(c) Reporting.  Section 1.1(c) is hereby deleted in its entirety and replaced with a new Section 1.1(c), as follows:

“(c)     Reporting.  On or before the 15th calendar day of each month following the end of a Measuring Period, or the following business day if the 15th calendar day is not a business day (the “Performance Report Deadline”), Servicer will provide Bank with a summary of Servicer’s performance regarding each Performance Standard for the just-ended Measuring Period (each such summary with respect to a particular Performance Standard, a “Performance Standard Report”).  In addition, Servicer shall provide such other reporting as reasonably requested by Bank from time to time.”

2.     Section 1.2 Compensation by Bank for Services. Section 1.2 is hereby deleted in its entirety and replaced with a new Section 1.2, as follows:

“1.2     Compensation by Bank for Services; Financial Penalties.

(a)
Bank shall pay Servicer for Services provided in accordance with the provisions of Appendix B.  The fee shall become due and payable by Bank not later than the 15th calendar day following the end of the preceding month or the following business day if the 15th calendar day is not a business day.

First Amendment to
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC/Comenity Bank

(b)
In addition to the fees set forth on Appendix B, if, as reported in the Performance Standard Reports, or in the reasonable business judgement of Bank, Servicer fails to meet (i) any single annual Performance Standard, (ii) any quarterly Performance Standard in any two (2) Measuring Periods within in a rolling 12 month period, or (iii) any monthly Performance Standard (a) in any two consecutive months, (b) three times in any rolling six months, or (c) five times in any rolling twelve months, then the fee to be paid by Bank to Servicer shall be reduced by two percent (2%) for each Performance Standard missed, not to exceed ten percent (10%), for the month following the month in which the triggering failure occurred (the “Following Month”), and that amount, as reduced, shall become the amount which is due and payable by Bank for the Following Month.

(c)
For purposes of calculating the number of Performance Standard failures in a certain Measuring Period, (i) multiple failures traced to a single root cause shall be counted as a single failure, and (ii) beginning May 1, 2023, any Performance Standard for which a Performance Standard Report is not provided by Servicer by the fifth (5th) business day following the applicable Performance Report Deadline shall be deemed to have failed in the Measuring Period for which no Performance Standard Report was provided.”

3.     Effective Date. The Parties agree that the changes set forth in this Amendment shall be effective on March 1, 2023 (the “First Amendment Effective Date”).

4.     Miscellaneous.  Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.  Other than as set forth above, the parties agree that the Agreement, as amended by this Amendment, shall continue in full force and effect. The parties may execute this Amendment in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

[Signature page follows]
First Amendment to
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC/Comenity Bank

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized officers effective as set forth above.

Comenity Bank

By: /s/ Baron Schlachter
Name: Baron Schlachter
Title: Comenity Bank President

Comenity Servicing LLC

By:  /s/ Tammy M. McConnaughey
Name: Tammy M. McConnaughey
Title: EVP, Credit Operations and Credit Risk

First Amendment to
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC/Comenity Bank